UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2009
PANDA ETHANOL, INC.
(Exact name of registrant as specified in its charter)
000-50282
Commission File Number

Nevada	20-4799979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
4100 Spring Valley, Suite 1002
Dallas, Texas 75244
(Address of principal
executive offices, including Zip Code)
972.361.1200
Registrant’s telephone number, including area code:
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 6, 2009, Panda Ethanol, Inc. (the “Company”) announced that on or about March 30, 2009, it plans to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. Upon the filing of the Form 15, the Company’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. The Company is eligible to file Form 15 because its common stock is held of record by less than 300 persons.
     In connection with the deregistration process, the Company’s common stock will no longer be eligible for quotation on the OTC Bulletin Board. The Company anticipates that its shares of common stock will be quoted on the Pink Sheets, but there can be no assurance that any broker will make a market in the Company’s common stock. Holders of restricted shares of the Company’s common stock should be aware that once the Company goes dark, such holders will no longer be permitted to rely on Rule 144 under the Securities Act of 1933, as amended, to effect public resales of the common stock. Rule 144(i) prohibits the use of Rule 144 for the resale of securities that were issued by a company that was a shell company at or before the time of issuance and that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. The Company’s predecessor, Cirracor, Inc., was a shell company.
     On March 6, 2009, Panda Ethanol, Inc. issued the press release attached as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 6, 2009

PANDA ETHANOL, INC.
By:	/s/ Darol Lindloff
Darol Lindloff
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release.

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